Exhibit 10.23
Coffeyville Acquisition LLC
10 E. Cambridge Circle, Ste. 250
Kansas City, Kansas 66103
October 24, 2007
Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
Kelso & Company, L.P.
320 Park Avenue, 24th Floor
New York, New York 10022
Ladies and Gentlemen:
     Reference is made to that letter agreement, dated June 24, 2005, by and between Coffeyville Acquisition LLC (the “Company”) and Goldman, Sachs & Co. (“GS” and such letter, the “GS Letter”), and that letter agreement, dated June 24, 2005, by and between the Company and Kelso & Company, L.P. (“Kelso, and such letter, the “Kelso Letter”).
     The parties hereto acknowledge that (i) each of the GS Letter and the Kelso Letter will terminate upon the consummation of the initial public offering of shares of common stock of CVR Energy, Inc., a Delaware corporation and a direct subsidiary of the Company, and (ii) the Company’s obligations to indemnify each member of the Goldman Group (as such term is defined in the GS Letter) and each member of the Kelso Group (as such term is defined in the Kelso Letter) and to reimburse the out-of-pocket expenses of the Goldman Group and the Kelso Group, as outlined in the GS Letter and the Kelso Letter, will survive such termination. The parties hereto further acknowledge and agree that the fee payable with respect to such termination shall equal $10,000,000 ($5,000,000 to GS and $5,000,000 to Kelso).
[signature page follows]

Very truly yours, COFFEYVILLE ACQUISITION LLC
By	/s/ James T. Rens
	Name:	James T. Rens
	Title:	Chief Financial Officer

[Signature Page to Letter Agreement]

Agreed and accepted: GOLDMAN, SACHS & CO.
By:	/s/ Kenneth A. Pontarelli
Name:
Title:

KELSO & COMPANY, L.P. By: Kelso & Companies, Inc., its General Partner
By:	/s/ James J. Connors, II
	Name:	James J. Connors, II
	Title:	Vice President & General Counsel

[Signature Page to Letter Agreement]